CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nuveen Investment Funds, Inc. of our report dated May 25, 2017, relating to the financial statements and financial highlights, which appears in Nuveen Short Term Municipal Bond Fund’s Annual Report on Form N-CSR for the period ended March 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

July 26, 2017